Exhibit 99.1

Sunny Holcomb

(914) 288-3372

ACADIA REALTY TRUST REPORTS SECOND QUARTER 2019 OPERATING RESULTS

RYE, NY (July 22, 2019) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended June 30, 2019. All per share amounts are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates assets in the nation’s most dynamic urban and street-retail corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") and net operating income ("NOI").

Highlights

•	Earnings: Generated GAAP earnings per share of $0.11 and FFO per share of $0.36 for the second quarter
•	Core Portfolio Operating Results:
◦	Driven by the strength of its street and urban portfolio, the Company generated higher than expected same-property net operating income growth of 4.8% for the second quarter (excluding redevelopments)
◦	Continued leasing progress across the portfolio including the execution of several key street leases in Chicago and New York City
◦	Reported 94.6% leased occupancy as of June 30, 2019
•

Core Acquisition Activity: During the second quarter, the Company entered into an additional agreement to acquire a property in Soho for $24.8 million. To date, the Company has acquired, or entered into contracts to acquire $121.6 million in properties located in Soho

•

Fund Acquisition Activity: During the second quarter, the Company completed $129.2 million of Fund V investments and $177.8 million year to date. Additionally, Fund V has in excess of $100.0 million of investments under contract and agreements in principle

•

Balance Sheet: Maintained conservative leverage levels by match-funding its acquisitions and pre-funding its acquisitions under contract; raising proceeds through June 30, 2019 of $75.1 million at an average gross issuance price per share of $28.58 through the Company’s at-the-market (“ATM”) program. At June 30, 2019, substantially all of Core debt was fixed at an average rate of 3.7%

•

Guidance Update: The Company raised its full-year 2019 guidance ranges as follows: same-property net operating income growth 3.5% to 4.5%, earnings per share $0.39 to $0.46 and FFO per share $1.38 to $1.44 up from the previous ranges of 3.0% to 4.0%, $0.35 to $0.46 and $1.34 to $1.46, respectively, to reflect the accretive impact of external growth and the continued strength in its Core Portfolio

“We had another strong and active quarter, with second-quarter operating results exceeding our expectations. We have completed approximately $300.0 million of external growth activity to date with a strong pipeline in excess of $100.0 million,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “The separation of the haves and the have-nots amongst retailers continues to widen. Given Acadia’s unique portfolio of street and urban assets in key gateway markets, we continue to attract both established retailers as well as new and emerging retail brands, reaffirming the power of brick-and-mortar in must have locations.”

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of net income attributable to common shareholders to FFO attributable to common shareholders and operating income to NOI is included in the financial tables of this release.

Net Income

Net income attributable to common shareholders for the quarter ended June 30, 2019 was $9.1 million, or $0.11 per share, reflecting the strength of the Company’s Core Portfolio and accretion from new acquisitions. Net income attributable to common shareholders for the quarter ended June 30, 2018 was $7.7 million, or $0.09 per share.

Net income attributable to common shareholders for the six months ended June 30, 2019 was $21.3 million, or $0.26 per share, including $5.8 million, or $0.07 per share, related to a previously-announced accelerated tenant recapture. Net income attributable to common shareholders for the six months ended June 30, 2018 was $15.1 million, or $0.18 per share.

FFO as Defined by NAREIT

FFO for the quarter ended June 30, 2019 was $31.8 million, or $0.36 per share, compared to $29.9 million, or $0.34 per share for the quarter ended June 30, 2018, reflecting the strength of the Company’s Core Portfolio and accretion from new acquisitions.

FFO for the six months ended June 30, 2019 was $66.6 million, or $0.75 per share, including $5.8 million, or $0.07 per share related to a previously-announced accelerated tenant recapture. FFO was $59.0 million, or $0.67 per share, for the six months ended June 30, 2018.

CORE PORTFOLIO

Core Operating Results

Driven by its street and urban portfolio, the Company had strong same-property net operating income growth of 4.8% for the second quarter (before redevelopments). This was driven by the profitable re-leasing of key street/urban properties along with better than expected credit loss and recoveries.

To date, the Company has executed several key leases including Reformation at 56 E Walton (Chicago), Lively at Armitage Avenue (Chicago), Monica Vinader and Orlebar Brown at 991 Madison (New York City).

The Core Portfolio was 93.6% occupied and 94.6% leased as of June 30, 2019 compared to 93.3% occupied and 94.6% leased as of March 31, 2019. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

During the second quarter, the Company reported a single insignificant suburban conforming lease in its rent spreads. Excluded were eight non-conforming leases, the majority of which were in its street and urban portfolio, that were profitably completed with annual base rent of $1.9 million.

Core Acquisitions

Acquired, or Entered into Contracts to Acquire, $121.6 Million of Accretive Core Portfolio Properties

Soho, New York, NY. To date, the Company has acquired, or entered into contracts to acquire $121.6 million of New York City street retail assets in Soho, consisting of the previously announced portfolio of $96.8 million (“Soho Portfolio”) and an additional agreement of $24.8 million during the second quarter.

During the second quarter, the Company closed on 41 Greene Street for $17.4 million as part of the Soho Portfolio. The property is leased to Stone Island.

Of the $121.6 million, $49.6 million have closed and $72.0 million remains under contract at June 30, 2019. The Company expects to complete the remaining properties under contract in phases through 2020.

The Company has further expanded its presence and influence on these high demand streets in Soho. These acquisitions are concentrated exclusively on Greene and Mercer streets in Soho. From the combination of contractual rental growth and lease up, these accretive acquisitions have an expected NOI growth in excess of 5% over the next several years.

Acquisitions completed to date, along with the remaining assets under contract, were match-funded with equity raised under the Company’s ATM program at an average gross price per share of $28.58.

No assurance can be given that the Company will successfully close on the remaining acquisitions under contract, which are subject to customary closing conditions.

FUND PLATFORM

Fund Acquisitions

The Company completed the following acquisitions during the second quarter 2019. Amounts below are inclusive of transaction costs.

Tri-City Plaza, Vernon, CT (Fund V). In May, Fund V, in partnership with DLC Management Corp., purchased Tri-City Plaza, a 300,000-square foot center located in Vernon, CT, for $36.7 million. The joint venture intends to redevelop the TJ Maxx and HomeGoods-anchored center. The redevelopment plan includes bringing in a new best-in-class grocer, which will drive additional traffic to this high-quality asset. Fund V is a 90% partner in the joint venture.

Palm Coast Landing, Palm Coast, FL (Fund V). In May, Fund V completed the acquisition of Palm Coast Landing, a 171,000-square foot shopping center, located in Palm Coast, FL, for $36.6 million. This property, anchored by Ross Dress for Less, TJ Maxx and Michael’s, is the dominant shopping center in its market.

Lincoln Commons, Lincoln, RI (Fund V). In June, Fund V completed the acquisition of a 450,000-square foot shopping center, located in Lincoln, RI, for $55.9 million. The property is located eight miles from downtown Providence and is anchored by Stop & Shop, Target (shadow), Marshalls and HomeGoods. As the dominant center in the region, this higher-yielding asset has a diverse mix of necessity, entertainment, food and soft goods retailers to complement the strong anchor tenancy.

110 University Place, New York, NY (Fund IV). In May, Fund IV closed on a ground lease interest in the commercial portion of a newly-constructed, high-end condominium building located at 110 University Place in the Union Square submarket of Manhattan, for $10.5 million. Located immediately south of Union Square Park, 110 University Place is well-located on a high-foot-traffic, high-energy corridor. The Company is already in discussions with several retailers to lease the available space. This acquisition was identified during Fund IV’s investment period, which concluded in 2016.

Fund Disposition

During the second quarter, Fund IV monetized its $15.3 million preferred equity investment in 900 W Randolph generating a 16% IRR and 1.7x multiple.

BALANCE SHEET

By match-funding its Core acquisition activity, the Company has further strengthened its already-solid, low-leveraged balance sheet. As of June 30, 2019, the Company’s net debt to EBITDA ratio for the Core Portfolio was 4.7x, with substantially all of its Core Portfolio debt fixed at an average rate of 3.7%.

The Company raised proceeds of $75.1 million at an average gross price per share of $28.58 through the Company’s ATM program through June 30, 2019.

2019 GUIDANCE

The Company raised its annual 2019 guidance ranges as follows: earnings per share $0.39 to $0.46, FFO per share $1.38 to $1.44 and same property net operating income growth 3.5% to 4.5% for 2019 (excluding redevelopments) up from the previous ranges of $0.35 to $0.46, $1.34 to $1.46 and 3.0% to 4.0%, respectively.

•	Presented below is the revised annual 2019 guidance reflecting the accretive impact of its external growth described above and the continued strength in its Core Portfolio:
2019 Guidance
	Revised	Prior

Net income per share attributable to Common Shareholders	$0.39 to $0.46	$0.35 to $0.46
Impact of transactional activity and tenant recapture	(0.09) to (0.12)	(0.08) to (0.13)
Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share)	0.96	0.96
Gain on disposition of properties (net of noncontrolling interests' share)	—	—
Noncontrolling interest in Operating Partnership	0.02	0.02
Funds from operations, prior to additional transactional activity, per share	1.28 to 1.32	1.25 to 1.31

Fund acquisitions and related fees	0.01 to 0.02	0.01 to 0.03
Net Promote and other transactional income	0.02 to 0.03	0.01 to 0.05
Accelerated tenant recapture - GAAP adjustments	0.07	0.07
Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.38 to $1.44	$1.34 to $1.46

CONFERENCE CALL

Management will conduct a conference call on Tuesday, July 23, 2019 at 12:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Tuesday, July 23, 2019

Time:           12:00 PM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “9972757”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “9972757”

Available Through:    Tuesday July 30, 2019

Webcast Replay:      www.acadiarealty.com under Investors, Presentations & Events

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - Core and Fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 19, 2019 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses; (xii) information technology security threats and (xiii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Rental income	$69,942	$51,322	$143,945	$102,101
Expense reimbursements (b)	—	10,598	—	21,806
Other	1,120	1,649	1,917	2,786
Total revenues	71,062	63,569	145,862	126,693
Operating expenses
Depreciation and amortization	30,304	29,503	60,637	58,079
General and administrative	9,034	7,907	17,357	16,377
Real estate taxes	9,852	7,031	19,455	15,990
Property operating	13,386	12,524	25,733	22,862
Impairment charge	1,400	—	1,400	—
Other operating	—	305	—	385
Total operating expenses	63,976	57,270	124,582	113,693

Gain on disposition of properties	—	33	2,014	33
Operating income	7,086	6,332	23,294	13,033

Equity in earnings of unconsolidated affiliates	3,559	5,019	5,830	6,703
Interest and other income	4,142	3,289	6,412	7,026
Interest expense	(19,759)	(16,915)	(37,618)	(32,805)
Loss from continuing operations before income taxes	(4,972)	(2,275)	(2,082)	(6,043)
Income tax (provision) benefit	(265)	5	(219)	(387)
Net loss	(5,237)	(2,270)	(2,301)	(6,430)
Net loss attributable to noncontrolling interests	14,317	9,935	23,578	21,514
Net income attributable to Acadia	$9,080	$7,665	$21,277	$15,084

Less: net income attributable to participating securities	(27)	(47)	(99)	(91)
Net income attributable to Common Shareholders - basic and diluted earnings per share	$9,053	$7,618	$21,178	$14,993

Weighted average shares for diluted earnings per share	83,704	81,756	82,873	82,592

Net Earnings per share - basic and diluted (c)	$0.11	$0.09	$0.26	$0.18

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds From Operations (a, d)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income attributable to Acadia	$9,080	$7,665	$21,277	$15,084

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	21,722	21,586	43,721	42,671
Impairment charge (net of noncontrolling interests' share)	321	—	321	—
Gain on disposition of properties (net of noncontrolling interests’ share)	—	—	(384)	—
Income attributable to Common OP Unit holders	587	498	1,382	975
Distributions - Preferred OP Units	135	135	270	270
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$31,845	$29,884	$66,587	$59,000

Funds From Operations per Share - Diluted
Weighted average number of Common Shares and Common OP Units (e)	89,530	87,485	88,744	88,272
Diluted Funds from operations, per Common Share and Common OP Unit	$0.36	$0.34	$0.75	$0.67

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Consolidated operating income	$7,086	$6,332	$23,294	$13,033
Add back:
General and administrative	9,034	7,907	17,357	16,377
Depreciation and amortization	30,304	29,503	60,637	58,079
Impairment charge	1,400	—	1,400	—
Less:
Above/below market rent, straight-line rent and other adjustments	(3,331)	(5,577)	(12,629)	(11,104)
Gain on disposition of properties	—	(33)	(2,014)	(33)
Consolidated NOI	44,493	38,132	88,045	76,352

Noncontrolling interest in consolidated NOI	(12,084)	(8,804)	(25,062)	(17,431)
Less: Operating Partnership's interest in Fund NOI included above	(3,309)	(2,304)	(6,813)	(4,461)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (f)	6,670	6,428	13,265	12,076
NOI - Core Portfolio	$35,770	$33,452	$69,435	$66,536

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	June 30, 2019	December 31, 2018
ASSETS
Investments in real estate, at cost
Land	$732,422	$710,469
Buildings and improvements	2,809,108	2,745,982
Construction in progress	36,721	44,092
Properties under capital lease (b)	—	76,965
Right-of-use assets - finance leases (b)	93,796	—
Right-of-use assets - operating leases (b)	56,279	—
	3,728,326	3,577,508
Less: Accumulated depreciation	(458,762)	(416,657)
Operating real estate, net	3,269,564	3,160,851
Real estate under development	211,199	120,297
Net investments in real estate	3,480,763	3,281,148
Notes receivable, net	94,662	109,613
Investments in and advances to unconsolidated affiliates	320,477	262,410
Other assets, net	200,124	208,570
Assets of properties held for sale	6,291	—
Cash and cash equivalents	33,749	21,268
Rents receivable	61,438	62,191
Restricted cash	12,418	13,580
Total assets	$4,209,922	$3,958,780

LIABILITIES
Mortgage and other notes payable, net	$1,025,869	$1,017,288
Unsecured notes payable, net	620,207	533,257
Unsecured line of credit	39,000	—
Accounts payable and other liabilities (b)	384,290	286,072
Dividends and distributions payable	25,418	24,593
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,032	15,623
Total liabilities	2,109,816	1,876,833
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 84,452,945 and 81,557,472 shares, respectively	84	82
Additional paid-in capital	1,625,906	1,548,603
Accumulated other comprehensive (loss) income	(29,570)	516
Distributions in excess of accumulated earnings	(115,224)	(89,696)
Total Acadia shareholders’ equity	1,481,196	1,459,505
Noncontrolling interests	618,910	622,442
Total equity	2,100,106	2,081,947
Total liabilities and equity	$4,209,922	$3,958,780

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)

Effective January 1, 2019, expense reimbursements are combined with Rental income on the consolidated statements of income, right-of-use assets have been established under operating real estate and lease liabilities within accounts payable and other liabilities on the consolidated balance sheets in accordance with Accounting Standards Codification 842, Leases. For more information about the implementation of ASC 842, please refer to the Company’s current Quarterly Report on Form 10-Q.

(c)

Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

(d)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

(e)

In addition to the weighted-average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted-average 5,124 thousand and 4,966 thousand OP Units into Common Shares for the quarters ended June 30, 2019 and 2018 and 5,169 thousand and 4,966 thousand OP Units into Common Shares for the six months ended June 30, 2019 and 2018, respectively. Diluted FFO also includes: (i) the assumed conversion of Preferred OP Units into 499 thousand Common Shares for the quarters ended June 30, 2019 and 2018 and for the six months ended June 30, 2019 and 2018; and (ii) the effect of 203 thousand and 264 thousand restricted share units and LTIP units for the quarters ended June 30, 2019 and 2018 and 203 thousand and 216 thousand for the six months ended June 30, 2019 and 2018, respectively.

(f)

The Pro-rata share of NOI is based upon our stated ownership percentages in each operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.